UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 8, 2013 (May 7, 2013)

ALEXZA PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51820	77-0567768
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Alexza Pharmaceuticals, Inc. 2091 Stierlin Court Mountain View, California	94043
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 944-7000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01.	Entry into a Material Definitive Agreement.

On May 7, 2013, Alexza Pharmaceuticals, Inc. (“Alexza”) and Teva Pharmaceuticals USA, Inc. (“Teva”) entered into a License and Supply Agreement (the “Agreement”) to commercialize ADASUVE® (Staccato® loxapine) in the U.S., which agreement also provides for entry into a related Convertible Note and Agreement to Lend (the “Note”) within five (5) business days to provide up to $25 million in advances to Alexza for funding ADASUVE development, commercialization and manufacturing efforts. Alexza received approval for ADASUVE on December 21, 2012 from the U.S. Food and Drug Administration (“FDA”), for the acute treatment of agitation associated with schizophrenia or bipolar I disorder in adults.

Under the terms of the Agreement, Teva will be responsible for all U.S. development and commercialization activities for ADASUVE, including the U.S. post-approval clinical studies and any additional clinical trials for new indications. Alexza will be responsible for manufacturing and supplying ADASUVE to Teva for clinical trials and commercial sales. Teva will have the exclusive rights to commercialize ADASUVE in the U.S. and the co-exclusive rights (with Alexza and its affiliates) to manufacture the product.

Alexza will receive an upfront cash payment of $40 million, and is eligible to receive up to $195 million in additional milestone payments contingent on successful completion of the ADASUVE post-approval studies in the U.S. and achieving specified net sales targets. In addition to milestone payments, Alexza will supply ADASUVE to Teva for all of its clinical trials and commercial sales, and will receive a specified per-unit transfer price based on costs of commercial production, which transfer price will convert to a fixed price upon achievement of costs equal to a specified per-unit price. Teva will make tiered royalty payments based on net commercial sales of ADASUVE in the U.S.

Unless earlier terminated, the Agreement continues in effect until expiration of the royalty term in the U.S., which is the later of the last to expire patent covering ADASUVE in the U.S. or a specified number of years after first commercial sale. The Agreement is subject to earlier termination in the event the parties mutually agree, by a party in the event of an uncured material breach by the other party or upon the bankruptcy or insolvency of either party. Teva may also terminate the Agreement in the event the FDA requires withdrawal or suspension of ADASUVE from the market due to safety reasons or, subject to a specified period of notice, for Teva’s convenience at any time following the first anniversary of the Agreement.

Under the terms of the Note, Alexza may, upon written notice to Teva, receive advances to fund an agreed operating budget related to ADASUVE. The aggregate advances may total up to $25 million and will be due and payable on the fifth anniversary of the Note. Alexza may prepay from time to time up to one-half of total amounts advanced and interest outstanding at any time prior to the maturity date. Teva will have the right to convert up to one-half of total then outstanding advance amounts at a conversion price equal to the 30 day average closing price of Alexza common stock for the period prior to the date of entry into the Note. The Note bears simple interest of 4% per year.

On May 8, 2013, the Company issued joint press release with Teva describing the Agreement and the Note, and a second press release announcing a conference call to discuss the transaction. Copies of the press releases are attached as Exhibits 99.1 and 99.2 to this Form 8-K.

The foregoing summary is qualified in its entirety by reference to the Agreement and the Note, both of which will be attached as exhibits to the Company’s Quarterly Report on Form 10-Q for the three-month period ended June 30, 2013, portions of which will be subject to a FOIA Confidential Treatment Request to the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended, for certain portions of the Agreement and the Note. The omitted material will be included in the request for confidential treatment.

Section 3 – Securities and Trading Markets

Item 3.02.	Unregistered Sales of Equity Securities.

The information provided above under Item 1.01 is incorporated into this Item 3.02 by reference.

Under the Note with Teva, under which Teva will provide an unsecured credit facility to Alexza in an aggregate principal amount not to exceed Twenty Five Million Dollars (US$25,000,000). Under the terms of the Note, Alexza may, upon written notice to Teva, receive advances to fund an agreed operating budget related to ADASUVE. The aggregate advances may total up to $25 million and will be due and payable on the fifth anniversary of the Note. Alexza may prepay from time to time up to one-half of total amounts advanced and outstanding at any time prior to the maturity date. Teva will have the right to convert up to one-half of total then outstanding advance amounts at a conversion price equal to the 30 day average closing price of Alexza common stock for the period prior to the date of entry into the Note.

The shares of common stock to be issued to Teva upon conversion of the Note will not be registered at the time of issuance under the Securities Act of 1933, as amended (the “Securities Act”), and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. Alexza will issue such shares in reliance on the exemption from registration provided for under Section 4(2) of the Securities Act and Regulation D or Regulation S promulgated thereunder. Alexza will rely on the exemption from registration based in part on the representations made by Teva, including the representations with respect to Teva’s status as an accredited investor, as such term is defined in Rule 501(a) of the Securities Act, and Teva’s investment intent with respect to such shares, and appropriate legends will be affixed to the certificates representing such shares.

This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of, the securities described herein in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

Section 9 - Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press Release entitled “Teva and Alexza Announce Teva’s License to Market ADASUVE® in the U.S.” dated May 8, 2013.

99.2	Press Release entitled “Alexza Announces Conference Call to Discuss Agreement with Teva to Market ADASUVE in the U.S.” dated May 8, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALEXZA PHARMACEUTICALS, INC.

Date: May 8, 2013

	By:	/s/ Thomas B. King
Thomas B. King President and Chief Executive Officer

INDEX TO EXHIBITS

Exhibit Number	Description

99.1	Press Release entitled “Teva and Alexza Announce Teva’s License to Market ADASUVE® in the U.S.” dated May 8, 2013.

99.2	Press Release entitled “Alexza Announces Conference Call to Discuss Agreement with Teva to Market ADASUVE® in the U.S.” dated May 8, 2013.